SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 25, 1996, by and between ENVIRONMENTAL SERVICES OF AMERICA, INC., a Delaware corporation (the "Company"), and ERD WASTE CORP., a Delaware corporation ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, in connection with the proposed merger (the "Merger") of ENSA ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Purchaser ("EAC"), with and into the Company, the Company, Purchaser and EAC have, simultaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"); and

         WHEREAS, subject to the terms and conditions set forth herein, Purchaser desires to purchase from the Company, and the Company desires to issue, sell and deliver to Purchaser (i) a promissory note having principal amount of $500,000 (the "Note") in substantially the form attached hereto as Exhibit A, and (ii) five hundred thousand (500,000) shares (the "Shares", and together with the Note, the "Securities") of the Company's Common Stock, par value $.02 per share (the "Common Stock");

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 1.

         "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required to be closed in New York, New York.

         "Certificates" shall have the meaning set forth in Section 2.1 hereto.

         "Change of Control Event" means any (i) merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (ii) any acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary, provided, however that no event described in either clause (i) or


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clause (ii) above shall  constitute a Change of Control  Event if (x)  Purchaser shall have consented in writing to such event, or (y) the proceeds of such event are used to repay amounts owing under (1) the UJB Loan Agreement, (2) any other indebtedness that is secured by assets of the Company or any Subsidiary, or (3) the Note.

         "Closing" has the meaning set forth in Article III.

         "Common Stock" has the meaning set forth in the second Whereas clause of this Agreement.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Company Withdrawal Decision" means any decision by the Company not to consummate the merger, provided, however that no such decision shall constitute a Company Withdrawal Decision if (x) Purchaser shall have consented in writing to such decision, or (y) such decision is based on Purchaser's having made a material misrepresentation, material breach of its warranties or covenants, or material failure to comply with its other obligations under the Merger Agreement or (z) the stockholders or Disinterested Stockholders of the Company shall have failed to vote to approve the Merger. The Company's termination of the Merger Agreement after April 10, 1996, pursuant to Section 10.1(b) thereof, or after any later date that Purchaser and the Company shall agree upon in writing pursuant to such Section 10.1(b) (April 10, 1996 or any such agreed upon later date, as the case may be, being hereinafter referred to as the "Termination Date") shall not constitute a Company Withdrawal Decision, unless (i) in the event Purchaser shall have been ready and willing to consummate the Merger on the Termination Date, the Company's failure to consummate the Merger on such Termination Date was not due to a Purchaser's having made a material misrepresentation, material breach of its warranties or covenants, or material failure to comply with its other obligations under the Merger Agreement, or (ii) in the event the Company shall have been ready and willing to consummate the Merger on the Termination Date, Purchaser's failure to consummate the Merger on such Termination Date was due to the Company's having made an intentional material misrepresentation, intentional material breach of its warranties or covenants, or intentional material failure to comply with its other obligations under the Merger Agreement.

         "Encumbrances" means pledges, liens, charges, encumbrances, easements, defects, security interests, claims, options and restrictions of every kind.

         "Escrow Agent" means, Kramer, Levin, Naftalis, Nessen, Kamin & Frankel.

         "Escrow Agreement" means the escrow agreement, in substantially the form attached hereto as Exhibit B, to be entered into at the Closing by and among the Company, Purchaser and the Escrow Agent.

         "Event of Default" has the meaning set forth in Article IX of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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         "Final Payment" shall have the meaning set forth in Section 5.1 of this
Agreement.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

         "Material Adverse Effect" means a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or business prospects of the Company and the Subsidiaries taken as a whole.

         "Maturity Date" has the meaning set forth in Section 4.2 of this Agreement.

         "Merger" has the meaning set forth in the first Whereas clause of this Agreement.

         "Merger Agreement" has the meaning set forth in the first Whereas clause of this Agreement.

         "Note" has the meaning set forth in the second Whereas clause of this Agreement.

         "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, trust and trustee, executor, administrator or other legal or personal representative or any government or agency or political subdivision thereof.

         "Purchase  Price"  shall  have the  meaning  set forth in  Section  2.1 hereto.

         "Purchaser" has the meaning set forth in the preamble to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SEC" means the Securities and Exchange Commission.

         "Shares" has the meaning set forth in the second Whereas clause of this Agreement.

         "Subsidiaries" has the meaning set forth in Section 6.4 of this Agreement.

         "Subsidiary Guaranty" means the Subsidiary Guaranty, in substantially the form attached hereto as Exhibit C, to be executed and delivered by each Subsidiary at the Closing.

         "Taxes" means, all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, exercise, severance, stamp, occupation, premium, value added, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

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         "UJB Loan Agreement"  means that certain Loan  Agreement,  by and among the Company, its Subsidiaries and United Jersey Bank, a New Jersey banking corporation ("UJB"), dated June 23, 1994, or any extension or renewal thereof.

         "UJB Obligations" has the meaning set forth in Section 4.5 hereof.

         Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

                                   ARTICLE II

                                Purchase and Sale

         Section 2.1 Purchase and Sale. Subject to and upon the terms and conditions hereinafter set forth, at the Closing the Company shall, in reliance upon the representations and warranties of Purchaser contained herein or made pursuant hereto, issue, sell and deliver to Purchaser, free of all Encumbrances (but subject to the terms and conditions set forth herein and in the Escrow Agreement), and Purchaser shall, in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, purchase from the Company, the Note and the Shares, for an aggregate purchase price (the "Purchase Price") of Five Hundred Thousand Dollars ($500,000). At the Closing the Company shall deliver to Purchaser (i) the Note, and (ii) two certificates (the "Certificates"), each of which shall represent two hundred fifty thousand (250,000) of the Shares and shall be duly registered in Purchaser's name, against payment in full by Purchaser of the Purchase Price by delivery to the Company of a check payable to the order of the Company. The Company shall be liable for and shall pay all transfer taxes attributable to the issuance and sale of the Shares.

         Section 2.2 Allocation. The Company and Purchaser agree that the Purchase Price shall be allocated $490,000 to the Note and $10,000 to the Shares. The Company and Purchaser agree that interest on the Note is only the stated interest thereon plus any Original Issue Discount that may result from this allocation.

                                   ARTICLE III

                                   The Closing

         Subject to the fulfillment or waiver of the conditions precedent set forth in Articles X and XI, the closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022 on January 25, 1996 at 10:00 a.m., prevailing local time, or at such other place or on such other date as Purchaser and the Company may agree upon in writing. The date on which the Closing occurs is herein referred to as the "Closing Date."

                                   ARTICLE IV


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                                Terms of the Note

         Section 4.1 Incorporation by Reference. The terms and provisions of the Note are hereby incorporated into this Agreement by reference.

         Section 4.2 Maturity. Principal of, and any accrued and unpaid interest on, the Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the date which is the earliest of (i) the date of any Change of Control Event , (ii) the date that is ten (10) days after any Company Withdrawal Decision that does not occur between April 1, 1996 and April 10, 1996, (iii) April 10, 1996, where a Company Withdrawal Decision does occur between April 1, 1996 and April 10, 1996 and (iv) December 31, 1996. Notwithstanding anything else in this Agreement or the Note to the contrary, Purchaser may postpone the Maturity Date of the Note in Purchaser's sole discretion, by giving notice of such postponement (a "Postponement Notice") to the Company at least five (5) days prior to the Maturity Date as in effect prior to such postponement.

         Section 4.3 Interest. The Company shall pay to Purchaser interest from the date hereof accrued on the unpaid principal amount of the Note from time to time outstanding at a rate of 8.5 % per annum, which rate represents the prime rate as set forth in The Wall Street Journal on the Closing Date (the "Prime Rate"). Interest shall be payable in arrears on the Maturity Date.

         Section 4.4 Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Company shall pay interest at the Prime Rate plus 4% per annum on (i) the unpaid principal amount of the Note from time to time outstanding, payable on the maturity date and on demand, and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full, and on demand.

         Section 4.5 Optional Prepayment. The Company shall have the right to prepay the principal amount of the Note at any time in whole or from time to time in part, with accrued interest on the amount prepaid to the date of prepayment without premium or penalty therefor.

         Section 4.5 Subordination. The indebtedness of the Company to Purchaser under the Note will be subordinated pursuant to a Subordination Agreement, among the Company, Purchaser and UJB (the "Subordination Agreement") in substantially the form of Exhibit D hereto.

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                                    ARTICLE V

              Escrow of Shares; Grant of Proxy; Registration Rights

         Section 5.1 Escrow of Shares. (a) Purchaser agrees that, at the Closing, it shall deliver to the Escrow Agent, pursuant to the terms of the Escrow Agreement, the Certificates representing the Shares, together with an undated stock power for each such Certificate, duly executed in blank.

         (b) The parties agree that under the circumstances described herein, and subject to the terms of the Escrow Agreement, the Shares shall be released from escrow and either delivered to Purchaser or returned to the Company as follows:

                (i) upon the occurrence of a Change of Control Event or on the Maturity Date following a Company Withdrawal Decision, if the Company shall not have paid in full all of its obligations under the Note (the "Final Payment") on or before such date all the Shares still in escrow shall be released from escrow and delivered to Purchaser;

                (ii) if no Change of Control Event or Company Withdrawal Decision shall have occurred, and the Company shall not have made the Final Payment on or before December 31, 1996, 250,000 of the Shares shall be released from escrow and delivered to Purchaser;

                (iii) if no Change of Control Event or Company Withdrawal Decision shall have occurred, and the Company shall not have made the Final Payment on or before June 30, 1997, the remaining 250,000 Shares shall be released from escrow and delivered to Purchaser;

                (iv) if an Event of Default shall have occurred, other than an Event of Default based solely on the Company's failure to pay when due any principal or interest on the Note, and if Purchaser exercises its option to declare the Note immediately due and payable, all of the Shares still in escrow shall be released from escrow and delivered to Purchaser;

                (v) whenever the Final Payment is made, all of the Shares still in escrow shall be released from escrow and returned to the Company; provided, however, that if an event entitling Purchaser to the delivery of some or all of the Shares (the "Deliverable Shares") as set forth in any of clauses (i), (ii), (iii) or (iv) of this subsection 5.1(b) has occurred prior to the making of the Final Payment, but the Escrow Agent is, pursuant to the terms of the Escrow Agreement, still holding such Deliverable Shares, such Deliverable Shares shall not be delivered to the Company pursuant to this clause 5.1(b)(v), but shall instead be disposed of pursuant to the terms of Section 2(a) of the Escrow Agreement; and provided, further that in no event shall any of the Shares be released from escrow and returned to the Company until Purchaser has received reasonably satisfactory assurances from UJB that at the time the Final Payment was made an event of default with respect to the UJB Loan, as defined therein, (x) had not

                                      - 6 -


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                occurred and was not  continuing,  and (y) would not result from the making of such Final Payment.

         (c) Any and all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Shares while such Shares are still in escrow, shall be delivered to the Escrow Agent and held in escrow with such Shares, and either delivered to Purchaser or returned to the Company, as the case may be, together with such Shares, when such Shares are so delivered or returned.

         Section 5.2 Grant of Proxy; Irrevocability. Purchaser hereby agrees that in the event that a vote of the stockholders of the Company shall be taken, or the written consent of the stockholders shall be requested, for any purpose other than the approval of a Change of Control Event or a Company Withdrawal Decision, Purchaser shall appoint such Person or Persons as the Company shall designate, proxy to vote all of the Shares that are still held in escrow and are not Deliverable Shares as defined in Section 5.1(b)(v) above, in connection with such vote or action by written consent.

         Section 5.3 Registration Rights.

         (a) If, at any time following the date of this Agreement, the Company shall file a registration statement (other than any registration statement on Form S-4, Form S-8, or any successor form) with the SEC while any Registrable Shares (as hereinafter defined) are outstanding, the Company shall give all the then holders of any Registrable Shares (the "Eligible Holders") at least 30 days' prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent necessary to permit the public offering and sale of the Registrable Shares through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Registrable Shares shall not be entitled to have such Eligible Holder's Registrable Shares (or the portions thereof so designated by the managing underwriter) included in such registration statement, provided that no such exclusion or reduction shall be made as to any Registrable Shares if any securities of the Company are included in such registration statement for the account of any person other than the Company and any Eligible Holder unless the securities included in such

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registration statement for such other person shall have been reduced pro rata to the reduction of the Registrable Shares which were requested to be included in such registration. As used herein, "Registrable Shares" shall mean the Shares and any other securities issued in exchange for, upon conversion of, as a dividend on or otherwise in respect of such Shares which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

         (b) If, at any time after the Maturity Date, the Company shall receive a written request from Eligible Holders who in the aggregate own a majority of the total number of Registrable Shares (the "Majority Holders"), to register the sale of all or part of such Registrable Shares, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Shares through the facilities of all securities exchanges and the over-the-counter markets on which the Company's securities are traded, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement. All expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Shares sold by the Eligible Holders) shall be borne by the Company. The Company shall not be obligated to effect any registration of its securities pursuant to this
Section 5.3(b) within six months after the effective date of a previous registration statement prepared and filed in accordance with Section 5.3(a) (in which Registrable Shares could have been included). Within ten business days after receiving any request contemplated by this Section 5.3(b), the Company shall send written notice to all the other Eligible Holders advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Shares, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice.

         (c) In the event of a  registration  pursuant to the provisions of this
Section 5.3, the Company shall use its best efforts to cause the Registrable Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holder may reasonably request; provided, however, that the Company shall not by reason of this Section 5.3(c) be required to qualify to do business in any state in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

         (d) The Company shall keep effective any registration or qualification contemplated by this Section 5.3 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of six months from the date on which the Eligible Holders are first free to sell such Registrable Shares; provided, however, that, if the Company is required to keep any such

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registration or  qualification  in effect with respect to securities  other than the Registrable Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

         (e) In the event of a  registration  pursuant to the provisions of this
Section 5.3, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Shares included in such registration.

         (f) In the event of a  registration  pursuant to the provisions of this
Section 5.3, the Company shall furnish each Eligible Holder of any Registrable Shares so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to the best knowledge of such counsel has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, and (ii) the registration statement and the prospectus included therein and any supplements or amendments thereto (except for financial statements and related schedules and documents incorporated thereto by reference, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the rules and regulations of the SEC thereunder.

         (g) In the event of a  registration  pursuant to the provisions of this
Section 5.3, the Company and each Eligible Holder shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Shares.

         (h) The Company agrees that until all the Registrable Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Shares to sell such securities under Rule 144.

         (i) The Company will not grant to any persons the right to request the Company to register any securities of the Company without the written consent of the Majority Holders, provided that the Company may grant such registration rights to other persons so long as such rights are pari passu or subordinate to the rights of the holders of the Registrable Shares.

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         Section 5.4     Indemnification

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this
Section 5.4, without limitation, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Shares, or (B) in any application or other document or communication (in this Section 5.4 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Shares under the securities or blue sky laws thereof, or filed with the SEC or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under the Note.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability under this Section 5.4(a) unless the Company shall have been materially prejudiced by such failure or relieve the Company from any liability other than pursuant to this Section 5.4(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 5.4 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Shares or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Shares.

         (b) Purchaser agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Shares held by the Purchaser, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 5.4(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Purchaser by or on behalf of the Purchaser expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Purchaser pursuant to this Section 5.4(b), the Purchaser shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 5.4(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5.4(a) or 5.4(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Purchaser agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 5.4(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned by it and included in such registration compared to the number of shares of Common Stock owned by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5.4(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 5.4(c). Anything in this Section 5.4(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 5.4(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                                   ARTICLE VI

                  Representations and Warranties of the Company

         The Company represents and warrants to Purchaser that, except as is set forth on the Company Disclosure Schedule, each of the statements contained in this Article VI is true, correct and complete.

         Section 6.1 Organization and Good Standing. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has full corporate power and authority to enter into and carry out its obligations under this Agreement, the Escrow Agreement and the Note.

         Section 6.2 Authorization. The execution and delivery of this Agreement and the Escrow Agreement by the Company, and the issuance of the Note and the Shares by the Company, have been duly authorized by all necessary corporate action required on the part of the Company. All of the Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. This Agreement, the Escrow Agreement and the Note have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

         Section 6.3 No Conflict. Neither the execution and delivery of this Agreement or the Escrow Agreement by the Company nor the issuance of the Note or the Shares by the Company, nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent of or any notice to or filing with any third party or government authority under, or create an Encumbrance on any of the Shares or the assets of the Company or any of its Subsidiaries under, any note, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which they are bound, or any law, order, rule, regulation, decree, writ or injunction of any governmental body having jurisdiction over the Company, its Subsidiaries, or their respective properties; or (ii) conflict with or violate the certificate of incorporation or by-laws, or equivalent organizational documents, of the Company or any of its Subsidiaries.

         Section 6.4 Subsidiaries. The Company has no direct or indirect subsidiaries other than the Persons set forth on Schedule 6.4 hereto (the "Subsidiaries"). The Company does not own, directly or indirectly, any capital stock or other equity securities of, or have any direct or indirect equity or ownership interest in, any Person other than the Subsidiaries.

                                   ARTICLE VII

                   Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Company that each of the statements contained in this Article VII is true, correct and complete.

         Section 7.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

         Section 7.2 Authorization. The execution and delivery of this Agreement and the Escrow Agreement by Purchaser have been duly authorized by all necessary corporate action required on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

         Section 7.3 Securities Laws. (a) Purchaser is purchasing the Securities for its own account, for investment, and is not purchasing the Securities (i) in connection with the offer or sale of the Securities to others, (ii) with a view to the distribution of the Securities within the meaning of the Act, (iii) with a view to underwriting any such distribution, or (iv) with a view to engaging in conduct which may violate the registration requirements of the Act or any state securities laws.

         (b) Purchaser understands that the Securities will not be registered under the Act and may not be sold or otherwise disposed of unless they are registered or are sold or otherwise disposed of in a transaction that is exempt from such registration. Purchaser understands that the Note and the certificates representing the Shares will bear a restrictive legend similar or identical to the following:

                "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT (OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION) UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

                                  ARTICLE VIII

                            Covenants of the Company

         The Company hereby covenants and agrees as follows:

         Section 8.1 Regular Course of Business. Except as otherwise consented to in writing by Purchaser, prior to the Maturity Date, the Company shall carry on its business diligently and in the ordinary course only and, without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to (i) preserve its present business organization intact; (ii) keep available the services of its executive officers and any management or sales personnel and preserve its present relationships with distributors, customers, suppliers and other persons having business dealings with it; (iii) maintain its properties and assets (other than those disposed of in the ordinary course of business consistent with prior practice) in good repair and condition, except for ordinary wear and tear; and (iv) maintain its books of account and records in accordance with GAAP and in the usual, regular and ordinary manner and consistent with prior practice. Nothing in this Section 8.1 shall prevent the Company from selling any assets or entering into any transaction that would otherwise be prohibited by clauses (i) or (iii) of the preceding sentence if the proceeds of such transaction are used to repay amounts owing under (1) the UJB Loan Agreement, (2) any other indebtedness that is secured by assets of the Company or any Subsidiary, or (3) the Note.

         Section 8.2 New Subsidiaries. The Company shall cause any Person that becomes a direct or indirect subsidiary of the Company to execute the Subsidiary Guaranty.

         Section 8.3 Advice of Changes; SEC Filings. The Company shall confer on a regular and frequent basis with Purchaser, report on operational matters and promptly advise Purchaser of any change or event having, or which, insofar as can be reasonably foreseen, could have, a Material Adverse Effect on the Company. The Company shall promptly provide Purchaser (or its counsel) with copies of all filings made by it with the SEC.

                                   ARTICLE IX

                                Events of Default

         Section 9.1 Events of Default. Any of the following shall constitute an Event of Default hereunder:

         (a) (i) the Company shall fail to pay when due any principal or interest on the Note, or (ii) the Company shall fail to pay when due any other amount payable hereunder, and such failure shall remain uncured for a period of five (5) days;

         (b) any representation, warranty or certification of the Company made or deemed to be made under this Agreement or any other writing or certificate required to be furnished by the Company to the Purchaser pursuant to this Agreement is or shall be incorrect when made or deemed to be made in any material respect;

         (c) the Company or any of the Subsidiaries shall fail to observe or perform any covenant or agreement contained in this Agreement other than a failure to pay described in Section 9.1(a)(i) or (ii), and such failure to observe or perform shall remain uncured ten (10) days after Purchaser shall have given notice of such failure to the Company;

         (d) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

         (e) an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Company or any of its Subsidiaries under any bankruptcy, insolvency or other similar law now or hereafter in effect.

         Section 9.2 Acceleration. Upon the occurrence of any Event of Default the Purchaser may, by notice to the Company, declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, however that if any Event of Default specified in paragraph (d) or (e) above occurs with respect to the Company, without any notice to the Company or any other act by the Purchaser, the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Notwithstanding the foregoing, Purchaser shall have available to it all other remedies at law or equity. The failure of the Purchaser to exercise the option described in the preceding sentence at any time shall not constitute a waiver of the Purchaser's right to exercise such option at any other time.

                                    ARTICLE X

                Conditions Precedent to Obligations of Purchaser

         The obligations of Purchaser under Article II of this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Purchaser:

         Section 10.1 Representations and Warranties. Each and every representation and warranty of the Company contained in this Agreement, any Schedule attached hereto or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

         Section 10.2 Compliance with Covenants. The Company shall have performed and observed in all material respects all covenants and agreements to be performed or observed by the Company under this Agreement at or before the Closing.

         Section 10.3 Consents of Third Parties. All consents of third parties to any contracts, and all material approvals and consents of regulatory authorities that are required to carry out the transactions contemplated in this Agreement shall have been received.

         Section 10.4 Execution of Other Documents. The Escrow Agreement, the Subsidiary Guaranty and the Merger Agreement shall have been entered into by all parties thereto.

         Section 10.5 Secretary's Certificates. Purchaser shall have received from the Company and each Subsidiary a certificate of its Secretary or an Assistant Secretary, in form and substance satisfactory to Purchaser, dated the Closing Date, as to the following:

                (i) resolutions of the Company's or such Subsidiaries' Board of Directors then in full force and effect authorizing (x) in the case of the Company, the execution, delivery and performance of this Agreement and the Escrow Agreement, and the issuance and sale of the Note and the Shares, and (y) in the case of the Subsidiaries, the execution, delivery and performance of the Subsidiary Guaranty; and

                (ii) the incumbency and signatures of those of its officers authorized to act with respect to (x) in the case of the Company, this Agreement, the Escrow Agreement, the Note, and the Merger Agreement, and (y) in the case of each Subsidiary, the Subsidiary Guaranty.

                                   ARTICLE XI

               Conditions Precedent to Obligations of the Company

         The obligations of the Company under Article II of this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Company:

         Section 11.1 Representations and Warranties. Each and every representation and warranty of Purchaser contained in this Agreement, any Schedule attached hereto or any certificate delivered pursuant hereto shall be true and accurate as of the date when made, shall be deemed repeated at the time of the Closing and shall then be true and accurate in all material respects.

         Section 11.2 Compliance with Covenants. Purchaser shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Purchaser under this Agreement at or before the Closing.

         Section 11.3 Consents of Third Parties. All consents of third parties to any contracts, and all material approvals and consents of regulatory authorities that are required to carry out the transactions contemplated in this Agreement shall have been received.

         Section 11.4 Execution of Other Documents. The Escrow Agreement, the Subsidiary Guaranty and the Merger Agreement shall have been entered into by all parties thereto.

         Section 11.5 Secretary's Certificate. The Company shall have received from Purchaser a certificate of its Secretary or an Assistant Secretary, in form and substance satisfactory to the Company, dated the Closing Date, as to the following:

                (i) resolutions of Purchaser's Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Merger Agreement; and

                (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Escrow Agreement, the Note, and the Subsidiary Guaranty.

                                   ARTICLE XII

                                  Miscellaneous

         Section 12.1 Entire Agreement. This Agreement, the Note and the Escrow Agreement, together with the other documents and certificates delivered hereunder or thereunder, states the entire agreement of the parties, and merges all prior negotiations, agreements and understandings.

         Section 12.2 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement or the Note shall be in writing and shall be delivered to such other party: (a) by hand delivery to such other party at such other party's address set forth on the signature pages of this Agreement; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth on the signature pages of this Agreement; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth on the signature pages of this Agreement.

         In case of delivery by Federal Express or equivalent courier service or by facsimile or by personal delivery, such delivery shall be deemed complete upon receipt. In the case of delivery by mail, such delivery shall be deemed complete upon reasonable proof of receipt. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice delivered, as hereinabove provided, by any party upon the other parties.

         Section 12.3 Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

         Section 12.4 Nonwaiver. No waiver by any party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other term, provision covenant, representation or warranty) contained in this Agreement on the same or any other occasion.

         Section 12.5 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

         Section 12.6 Assignment; Binding Nature; No Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         Section 12.7 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         Section 12.8 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be entirely performed therein. In the event of any controversy or claim arising out of or relating to this Agreement or any agreement entered into in connection herewith or the breach or alleged breach hereof or thereof, each of the parties hereto agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under
Section 12.2 shall be deemed good, proper and effective service upon such party.

         Section 12.9 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the covenants contained in this Agreement and the agreements entered into in connection herewith are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and the agreements entered into in connection herewith and to enforce specifically this Agreement and the agreements entered into in connection herewith in addition to any other remedy to which such other parties may be entitled at law or in equity, without proving damages or that monetary damages would not be an adequate remedy for such breach. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or available hereunder shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or available hereunder.

         Section 12.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         Section 12.11 Expenses. Whether or not the transactions contemplated hereby are consummated each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Securities Purchase Agreement as of the day and year first above set forth.


                  ENVIRONMENTAL SERVICES OF AMERICA, INC.


                  By:  /s/
                      -------------------------------------------------
                       Name:
                       Title:
                       Address: Environmental Services of America, Inc. Corporate Offices, Building #2
                                   Rahway, NJ 07605

                       Phone:      908 381-9229
                       Fax:        908 381-7887



                  ERD WASTE CORP.


                  By:  /s/
                       -------------------------------------------------
                       Name:
                       Title:

                       Address:    ERD Waste Corp.
                                   356 Veterans Memorial Highway
                                   Commack, New York 11725

                       Phone:      516 543-0606
                       Fax:        516 543-0678

                                                                   Schedule 6.4

                     ENVIRONMENTAL SERVICES OF AMERICA, INC.


                     Subsidiaries - each 100% owned by ENSA

ENSA Environmental, Inc.



ENSI, Inc.



Northeast Environmental Services, Inc.



Tri-S, Incorporated



ENSA/Government Services, Inc.



Environmental Services of America - IN, Inc.



Environmental Services of America - MO, Inc.



ENSI of Pennsylvania, Inc.



ENSI/South Jersey, Inc.